Exhibit 10.7

OPTINOSE, INC.

2010 STOCK INCENTIVE PLAN

(AS AMENDED AND RESTATED AS OF SEPTEMBER 19, 2017)

i

	9.2	Other Terms	18
	9.3	Term	19
	9.4	Rights of Holders of SARs	19
	9.5	Transferability of SARs	19
	9.6	Permitted Transfers	19
10.	RESTRICTED STOCK, RESTRICTED STOCK UNITS AND DEFERRED STOCK UNITS		20
	10.1	Award of Restricted Stock, Restricted Stock Units and Deferred Stock Units	20
	10.2	Restrictions	20
	10.3	Restricted Stock Certificates	20
	10.4	Rights of Holders of Restricted Stock	20
	10.5	Rights of Holders of Restricted Stock Units and Deferred Stock Units	21
	10.6	Termination of Service	21
	10.7	Purchase of Restricted Stock and Shares of Stock Subject to Restricted Stock Units and Deferred Stock Units	21
	10.8	Delivery of Shares of Stock	22
	10.9	Section 83(b) Election	22
11.	TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS AND OTHER EQUITY-BASED AWARDS		22
	11.1	Unrestricted Stock Awards	22
	11.2	Other Equity-Based Awards	22
12.	TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS		23
	12.1	Dividend Equivalent Rights	23
	12.2	Termination of Service	23
13.	TERMS AND CONDITIONS PERFORMANCE-BASED AWARD		23
	13.1	Grant of Performance-Based Awards	23
	13.2	Value of Performance-Based Awards	24
	13.3	Earnings of Performance-Based Awards	24
	13.4	Form and Timing of Payment of Performance-Based Awards	24
	13.5	Performance Conditions	24
	13.6	Performance-Based Awards Granted to Designated Covered Employees	24
14.	FORMS OF PAYMENT		29
	14.1	General Rule	29
	14.2	Surrender of Shares of Stock	29
	14.3	Cashless Exercise	30
	14.4	Other Forms of Payment	30
15.	WITHHOLDING TAXES		30
16.	PARACHUTE LIMITATIONS		31
17.	REQUIREMENTS OF LAW		32
	17.1	General	32
	17.2	Rule 16b-3	32
18.	EFFECT OF CHANGES IN CAPITALIZATION		33
	18.1	Changes in Stock	33

ii

	18.2	Reorganization in Which the Company Is the Surviving Entity and in Which No Change of Control Occurs	33
	18.3	Change of Control in which Awards are not Assumed	34
	18.4	Change of Control in Which Awards are Assumed	35
	18.5	Adjustments	36
	18.6	No Limitations on Company	36
19.	GENERAL PROVISIONS		36
	19.1	Disclaimer of Rights	36
	19.2	Nonexclusivity of the Plan	36
	19.3	Captions and Headings	37
	19.4	Other Award Agreement Provisions	37
	19.5	Number and Gender	37
	19.6	Severability	37
	19.7	Governing Law	37
	19.8	Code Section 409A	37

iii

OPTINOSE, INC.

2010 STOCK INCENTIVE PLAN

(AS AMENDED AND RESTATED AS OF SEPTEMBER 19, 2017)

OptiNose, Inc., a Delaware corporation (the “Company”), sets forth herein the terms of its 2010 Stock Incentive Plan, as amended and restated as of September 19, 2017 (the “Plan”) as follows:

1.                                 PURPOSE

The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company.  To this end, the Plan provides for the grant of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Unrestricted Stock, Dividend Equivalent Rights, Performance Shares and other Performance-Based Awards, Other Equity-Based Awards, and cash bonus awards in accordance with the terms hereof.  Options granted under the Plan may be Nonqualified Stock Options or Incentive Stock Options, as provided herein.

2.                                 DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1                               “Affiliate” means any Person that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary; provided, that an entity shall not be considered an Affiliate if it results in noncompliance with Code Section 409A.

2.2                               “Applicable Laws” means the legal requirements relating to the Plan and the Awards under (a) applicable provisions of the Code, the Securities Act, the Exchange Act, any rules or regulations thereunder, and any other laws, rules, regulations, and government orders of any jurisdiction applicable to the Company or its Affiliates, (b) applicable provisions of the corporate, securities, tax, and other laws, rules, regulations, and government orders of any jurisdiction applicable to Awards granted to residents thereof, and (c) the rules of any Stock Exchange or Securities Market on which the Stock is listed or publicly traded.

2.3                               “Award” means a grant under the Plan of an Option, a Stock Appreciation Right, Restricted Stock, a Restricted Stock Unit, a Deferred Stock Unit, Unrestricted Stock, a Dividend Equivalent Right, a Performance Share or other Performance-Based Award, an Other Equity-Based Award, or cash.

2.4                               “Award Agreement” means the written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

2.5                               “Benefit Arrangement” shall have the meaning set forth in Section 16 hereof.

2.6                               “Board” means the Board of Directors of the Company.

2.7                               “Capital Stock” means, with respect to any Person, any and all shares, interests, participations, or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Effective Date or issued thereafter, including, without limitation, all shares of Stock.

2.8                               “Cause” means, as determined by the Committee and unless otherwise provided in an applicable agreement between a Grantee and the Company or an Affiliate, (i) gross negligence, willful misconduct, fraud, insubordination (in the case the Grantee is an employee or officer) or acts of dishonesty in connection with the performance of duties; (ii)  commission of any misdemeanor which has a material impact on the affairs, business or reputation of the Company or an Affiliate or indictment for, or plea of nolo contendere to, a crime constituting a felony under the laws of the United States or any state thereof; (iii) failure to follow the reasonable instructions of the Board (in the case the Grantee is an employee or officer), which breach, if curable, is not cured within 30 days after notice to such Grantee specifying in reasonable detail the nature of such breach, or, if cured, recurs within 180 business days or (iv) breach of a fiduciary duty or material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, or the Award Agreement between the Service Provider and the Company or an Affiliate.  In the event there is an applicable agreement between a Grantee and the Company or an Affiliate defining Cause, “Cause” shall have the meaning provided in such agreement with respect to such Grantee for all purposes under the Plan.

2.9                               “Change of Control” means, subject to Section 19.8, the occurrence of any of the following:

(a)                                 Any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any Person (other than any employee benefit plan (or related trust) of the Company) owning fifty percent (50%) or more of the combined voting power of all classes of Voting Stock; excluding, however, the following: (1) any acquisition directly from the Company, other than as a result of the exercise of a conversion privilege, (2) any repurchase by the Company, (3) any acquisition by any employee benefit plan (or related trust) of the Company or any entity controlled by the Company, or (4) any acquisition pursuant to a transaction described in Section 2.9(c)(i), (ii) or (iii);

(b)                                 Individuals who constitute the Board on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any Person becoming a director subsequent to the Effective Date whose election to the Board, or whose nomination for election to the Board by the Company’s stockholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, shall be for purposes of this clause (b), considered as though he or she were a member of the Incumbent Board;

(c)                                  The Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company (regardless of whether the Company is the surviving Person), other than any such transaction in which (i) all or substantially all of the Prior Stockholders own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction, (ii) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such merger or consolidation) will beneficially own, directly or indirectly, fifty percent (50)% or more of the combined voting power of the Voting Stock of the surviving Person in such merger or consolidation, except to the extent such ownership derives from ownership that existed prior to such merger or consolidation, and (iii) individuals who were members of the Board immediately prior to such merger or consolidation will constitute at least a majority of the members of the board of directors of the surviving Person resulting from such merger or consolidation;

(d)                                 The liquidation, dissolution or winding up or bankruptcy of the Company, whether voluntary or involuntary; or

(e)                                  The acquisition or exclusive license (or grant, sale or transfer of a license to all or a substantial part of the Company’s assets or intellectual property, or any combination of licenses having the same effect), in a single transaction or series of related transactions, by a Person of all or substantially all of the assets or intellectual property of the Company and the Subsidiaries taken as a whole or the sale or disposition (whether by merger, exclusive license, or otherwise) of one or more Subsidiaries if substantially all of the assets or intellectual property of the Company and the Subsidiaries taken as a whole are held by such Subsidiary or Subsidiaries.

The Board shall have full and final authority, in its sole discretion, to determine conclusively whether a Change of Control has occurred pursuant to the above definition, the date of the occurrence of such Change of Control, and any incidental matters relating thereto.

2.10                        “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.  References in the Plan to any Code Section shall be deemed to include, as applicable, regulations and guidance promulgated under such Code Section.

2.11                        “Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.2 and Section 3.3 hereof (or, if no Committee has been so designated, the Board).

2.12                        “Company” has the meaning set forth in the Preamble.

2.13                        “Covered Employee” means a Grantee who is, or could become, a “covered employee” within the meaning of Code Section 162(m)(3).

2.14                        “Deferred Stock Unit” means a Restricted Stock Unit, the terms of which provide for delivery of the underlying shares of Stock, cash, or a combination thereof subsequent to the date of vesting, at a time or times consistent with the requirements of Code Section 409A.

2.15                        “Disability” means, unless otherwise provided in an applicable agreement between a Grantee and the Company or an Affiliate, the Grantee is unable to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than twelve (12) months; provided, however, that with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee’s Service, Disability shall mean the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than  twelve (12) months.  In the event there is an applicable agreement between a Grantee and the Company or an Affiliate defining Disability, “Disability” shall have the meaning provided in such agreement with respect to such Grantee for all purposes under the Plan.

2.16                        “Dividend Equivalent Right” means a right, granted to a Grantee pursuant to Section 12, entitling the Grantee thereof to receive, or to receive credits for the future payment of, cash, Stock, other Awards, or other property equal in value to dividend payments or distributions, or other periodic payments, declared or paid with respect to a number of shares of Stock specified in such Dividend Equivalent Right (or other Award to which such Dividend Equivalent Right relates) as if such shares of Stock had been issued to and held by the Grantee of such Dividend Equivalent Right as of the record date.

2.17                        “Effective Date” means the date on which the Registration Statement covering the initial public offering of Stock is declared effective by the SEC.

2.18                        “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.19                        “Fair Market Value” means the value of a share of Stock, determined as follows:  if on the date of grant or other determination date the Stock is listed on a Stock Exchange, or is publicly traded on another Securities Market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such Stock Exchange or Securities Market the Committee shall determine the appropriate Stock Exchange or Securities Market) on the date of grant or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported.  If the Stock is not listed on a Stock Exchange or traded on a Securities Market, Fair Market Value shall be the value of the Stock as determined by the Committee by the reasonable application of a reasonable valuation method, in a manner consistent with Code Section 409A.

2.20                        “Grantee” means a Person who receives or holds an Award under the Plan.

2.21                        “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.22                        “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

2.23                        “Non-Employee Director” means a director of the Company who is not an employee of the Company or an Affiliate.

2.24                        “Officer” shall have the meaning set forth in Rule 16a-1(f) under the Exchange Act.

2.25                        “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.26                        “Option Price” means the exercise price for each share of Stock subject to an Option.

2.27                        “Other Agreement” shall have the meaning set forth in Section 16 hereof.

2.28                        “Other Equity-Based Award” means an Award representing a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Stock, other than an Option, a Stock Appreciation Right, Restricted Stock, a Restricted Stock Unit, a Deferred Stock Unit, Unrestricted Stock, a Dividend Equivalent Right, or a Performance Share.

2.29                        “Outside Director” shall have the meaning set forth in Code Section 162(m)(4)(C)(i).

2.30                        “Parachute Payment” shall have the meaning set forth in Section 16 hereof.

2.31                        “Performance-Based Award” means an Award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Shares, Other Equity-Based Awards, or cash made subject to the achievement of performance goals (as provided in Section 13) over a Performance Period specified by the Committee.

2.32                        “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for Qualified Performance-Based Compensation paid to Covered Employees.  Notwithstanding the foregoing, nothing in the Plan shall be construed to mean that an Award which does not satisfy the requirements for Qualified Performance-Based Compensation does not constitute performance-based compensation for other purposes, including the purposes of Code Section 409A.

2.33                        “Performance Measures” means measures as specified in Section 13.6.4 on which the performance goal or goals under Performance-Based Awards are based and which are approved by the Company’s stockholders pursuant to, and to the extent required by, the Plan in order to qualify such Performance-Based Awards as Performance-Based Compensation.

2.34                        “Performance Period” means the period of time during or over which the performance goals under Performance-Based Awards must be met in order to determine the degree of payout and/or vesting with respect to any such Performance-Based Awards.

2.35                        “Performance Shares” means a Performance-Based Award representing a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Stock, made subject to the achievement of performance goals (as provided in Section 13) over a Performance Period.

2.36                        “Permitted Transferee” means (i) a trust in which the Grantee or his spouse, former spouse, child or grandchild (including through adoptive relationships) has more than fifty percent (50%) of the beneficial interest, a foundation in which any one or more of these persons controls the management of assets, and any other entity in which one or more of these persons own more than fifty percent (50%) of the voting interests in such entity, (ii) an Affiliate of a Grantee, subject to the reasonable approval of the Board, or (iii) any other person or entity approved by the Board.

2.37                        “Person” means a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other entity or organization.

2.38                        “Plan” has the meaning set forth in the Preamble.

2.39                        “Prior Stockholders” mean the holders of equity securities that represented one hundred percent (100%) of the Voting Stock of the Company immediately prior to a reorganization, merger, or consolidation involving the Company (or other equity securities into which such equity securities are converted as part of such reorganization, merger, or consolidation transaction).

2.40                        “Purchase Price” means the purchase price for each share of Stock issued pursuant to an Award.

2.41                        “Qualified Performance-Based Compensation” shall have the meaning set forth in Code Section 162(m).

2.42                        “Restricted Period” means a period of time established by the Committee during which an Award of Restricted Stock, Restricted Stock Units, or Deferred Stock Units is subject to restrictions.

2.43                        “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 10 hereof, that are subject to restrictions and to a risk of forfeiture.

2.44                        “Restricted Stock Unit” means a bookkeeping entry representing the equivalent of one (1) share of Stock awarded to a Grantee pursuant to Section 10 that may be settled,

subject to the terms and conditions of the applicable Award Agreement, in shares of Stock, cash, or a combination thereof.

2.45                        “SAR Price” means the per share exercise price of a SAR.

2.46                        “SEC” means the Securities and Exchange Commission.

2.47                        “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.48                        “Securities Market” means an established securities market.

2.49                        “Service” means service as an employee, officer, director or other Service Provider of the Company or an Affiliate.  Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be an employee, officer, director or other Service Provider of the Company or an Affiliate.  Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Committee, which determination shall be final, binding and conclusive.

2.50                        “Service Provider” means an employee, officer or director of the Company or an Affiliate, or a consultant or adviser currently providing services to the Company or an Affiliate.

2.51                        “Service Recipient Stock” shall have the meaning set forth in Code Section 409A.

2.52                        “Share Limit” shall have the meaning set forth in Section 4.1.

2.53                        “Stock” means the common stock, $0.001 par value per share, of the Company.

2.54                        “Stock Appreciation Right” or “SAR” means a right granted to a Grantee pursuant to Section 9.

2.55                        “Stock Exchange” means the NASDAQ Global Market or another established national or regional stock exchange.

2.56                        “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.57                        “Substitute Award” means an Award granted upon assumption of, or in substitution for, outstanding awards previously granted under a compensatory plan of the Company, an Affiliate, or a business entity acquired or to be acquired by the Company or an Affiliate or with which the Company or an Affiliate has combined or will combine.

2.58                        “Ten Percent Stockholder” means a natural Person who owns more than ten percent (10%) of the total combined voting power of all classes of Voting Stock of the Company, the Company’s parent (if any), or any of the Company’s Subsidiaries.  In determining stock ownership, the attribution rules of Code Section 424(d) shall be applied.

2.59                        “Unrestricted Stock” means Stock that is free of any restrictions.

2.60                        “Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers, or other voting members of the governing body of such Person.

3.                                 ADMINISTRATION OF THE PLAN

3.1                               Committee.

The Committee shall administer the Plan and shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and bylaws and Applicable Laws.  Without limiting the generality of the foregoing, the Committee shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Committee deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement.  All such actions and determinations shall be by the affirmative vote of a majority of the members of the Committee present at a meeting at which a quorum is present or by consent of the members of the Committee executed in writing in accordance with the Company’s certificate of incorporation and bylaws and Applicable Law.  The interpretation and construction by the Committee of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive.

To comply with the laws in countries other than the United States, the Committee shall have the power and authority to establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable.

3.2                               Composition of the Committee.

The Committee shall be a committee composed of not fewer than two (2) directors of the Company designated by the Board to administer the Plan.  To the extent deemed necessary by the Board, or as may be required by any applicable securities or tax laws, each member of the Committee shall be (a) a non-employee director within the meaning set forth in Rule 16b-3 under the Exchange Act, (b) an Outside Director, and (c) an independent director in accordance with the rules of any Stock Exchange on which the Stock is listed; provided that any action taken by the Committee shall be valid and effective whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 3.2 or otherwise provided in any charter of the Committee.  Without limiting the generality of the foregoing, the Committee may be the Compensation Committee of the Board or a subcommittee thereof if the Compensation Committee of the Board or such subcommittee satisfies the foregoing requirements.

3.3                               Other Committees.

The Board also may appoint one or more committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, which (a) may administer the Plan with respect to Grantees who are not Officers or directors of the Company, (b) may grant Awards under the Plan to such Grantees, and (c) may determine all terms of such Awards, in each case, excluding (for the avoidance of doubt) Performance-Based Awards intending to constitute Qualified Performance-Based Compensation and subject, if applicable, to the requirements of Rule 16b-3 under the Exchange Act and the rules of any Stock Exchange or Securities Market on which the Stock is listed or publicly traded.

3.4                               Delegation by the Committee.

To the extent permitted by Applicable Laws, the Committee may, by resolution, delegate some or all of its authority with respect to the Plan and Awards to the Chief Executive Officer of the Company and/or any other officer of the Company designated by the Committee, provided that the Committee may not delegate its authority hereunder (a) to make Awards to directors of the Company, (b) to make Awards to Employees who are (i) Officers, (ii) Covered Employees, or (iii) officers of the Company who are delegated authority by the Committee pursuant to this Section 3.4, or (c) to interpret the Plan, any Award, or any Award Agreement.  Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter.  Nothing in the Plan shall be construed as obligating the Committee to delegate authority to any officer of the Company, and the Committee may at any time rescind the authority delegated to an officer of the Company appointed hereunder and delegate authority to one or more other officers of the Company.  At all times, an officer of the Company delegated authority pursuant to this Section 3.4 shall serve in such capacity at the pleasure of the Committee.  Any action undertaken by any such officer of the Company in accordance with the Committee’s delegation of authority shall have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the “Committee” shall, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to each such officer.

3.5                               Board.

The Board, from time to time, may exercise any or all of the powers and authorities related to the administration and implementation of the Plan, as set forth in Sections 3.1, 3.2, 3.3 and 3.4, as well as other applicable provisions of the Plan, as the Board shall determine, consistent with the Company’s certificate of incorporation and bylaws and Applicable Laws.

3.6                               Terms of Awards.

Subject to the other terms and conditions of the Plan, the Committee shall have full and final authority to:

(i)                                     designate Grantees;

(ii)                                  determine the type or types of Awards to be made to a Grantee;

(iii)                               determine the number of shares of Stock to be subject to an Award or to which an Award relates;

(iv)                              establish the terms and conditions of each Award (including, but not limited to, the Option Price, the SAR Price, and the Purchase Price for applicable Awards, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, the treatment of an Award in the event of a Change of Control (subject to applicable agreements), and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options);

(v)                                 prescribe the form of each Award Agreement evidencing an Award;

(vi)                              subject to the limitation on repricing in Section 3.7, amend, modify, or supplement the terms of any outstanding Award (provided, that, no amendment, modification or supplement of any Award shall, without the consent of the Grantee, impair the Grantee’s rights under such Award); and

(vii)                           make Substitute Awards.

The Committee’s authority hereunder specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom.  Notwithstanding the foregoing, no amendment, modification or supplement of any Award shall, without the consent of the Grantee, impair the Grantee’s rights under such Award.

The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by, or failed to be taken by, the Grantee or its Affiliate in material violation or breach of any employment agreement, non-competition agreement, invention assignment agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate, any confidentiality obligation with respect to the Company or any Affiliate, or any other agreement with, or obligation of such Grantee to, the Company or any Affiliate, to the extent specified in such Award Agreement applicable to the Grantee.  In addition, the Company may annul an Award if the Grantee or an Affiliate is an employee of the Company or an Affiliate and is terminated for Cause.

Any Award granted pursuant to the Plan shall be subject to mandatory repayment by the Grantee to the Company (x) to the extent set forth in this Plan or an Award Agreement or (y) to the extent the Grantee is, or in the future becomes, subject to (1) any Company or Affiliate “clawback” or recoupment policy that is adopted to comply with the requirements of any Applicable Laws, or (2) any Applicable Laws which impose mandatory recoupment, under circumstances set forth in such Applicable Laws.

3.7                               No Repricing Without Stockholder Approval.

Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, shares of Stock, other securities, or other property), stock split, extraordinary dividend, recapitalization, Change of Control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Stock, or other securities or similar transaction), the Company may not: (a) amend the terms of outstanding Options or SARs to reduce the Option Price or SAR Price, as applicable, of such outstanding Options or SARs; (b) cancel or assume outstanding Options or SARs in exchange for or substitution of Options or SARs with an Option Price or SAR Price, as applicable, that is less than the Option Price or SAR Price, as applicable, of the original Options or SARs; or (c) cancel or assume outstanding Options or SARs with an Option Price or SAR Price, as applicable, above the current Fair Market Value in exchange for cash, Awards, or other securities, in each case, unless such action is subject to and approved by the Company’s stockholders.

3.8                               Deferral Arrangement.

The Committee may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or Dividend Equivalent Rights, including converting such credits into Deferred Stock Units and for restricting deferrals to comply with hardship distribution rules affecting tax-qualified retirement plans subject to Code Section 401(k)(2)(B)(IV).  Any such deferrals shall be made in a manner that complies with Code Section 409A.

3.9                               No Liability.

No member of the Board or of a Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

3.10                        Share Issuance; Book Entry.

Notwithstanding any provision of this Plan to the contrary, the issuance of the Stock under the Plan may be evidenced in such a manner as the Committee, in its discretion, deems appropriate, including, without limitation, book-entry registration or issuance of one or more Stock certificates.

4.                                 STOCK SUBJECT TO THE PLAN

4.1                               Number of Shares Available for Awards.

Subject to adjustment as provided in Section 18 hereof, the number of shares of Stock available for issuance under the Plan shall be 2,387,356 shares of Stock (the “Share Limit”).  The Share Limit will automatically increase on January 1st of each year, during the term of the Plan as set forth in Section 5.2, commencing on January 1 of the year following the year in which the Effective Date occurs, in an amount equal to four percent (4%) of the total number of shares of Stock outstanding on December 31st of the preceding calendar year. The Board may provide that there will be no January 1st increase in the Share Limit for such year or that the increase in the Share Limit for such year will be a smaller number of shares of Stock than would otherwise occur pursuant to the preceding sentence.

All shares of Stock issuable under the Plan may be issued as Incentive Stock Options.  Stock issued or to be issued under the Plan shall be authorized but unissued shares or, to the extent permitted by Applicable Law and the Company’s certificate of incorporation, issued shares that have been reacquired by the Company.

4.2                               Limitations on Shares or Stock Subject to Awards and Cash Awards.

During any time when the Company has any class of common equity securities registered under Section 12 of the Exchange Act, but subject to adjustment as provided in Section 18:

(a)                                 The maximum number of shares of Stock that may be granted under the Plan, pursuant to Options or SARs, in a calendar year to any Person eligible for an Award under Section 6.1, other than a Non-Employee Director of the Company, is 1,000,000 shares;

(b)                                 The maximum number of shares of Stock that may be granted under the Plan, pursuant to Awards other than Options or SARs that are intended to be Qualified Performance-Based Compensation and are Stock-denominated and are either Stock- or cash-settled, in a calendar year to any Person eligible for an Award under Section 6.1 who is a Covered Employee is 1,000,000 shares;

(c)                                  The maximum number of shares of Stock subject to Awards granted during a single calendar year to any Non-Employee Director, taken together with any cash fees paid to such Non-Employee Director during the calendar year, shall not exceed one million dollars ($1,000,000) in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes); provided, that the Board may make exceptions to this limit for individual Non-Employee Directors in extraordinary circumstances as the Board may determine in its sole discretion, so long as (i) the aggregate limit does not exceed two million dollars ($2,000,000) in total value during a calendar year and (ii) the Non-Employee Director receiving such additional compensation does not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving Non-Employee Directors; and

(d)                                 The maximum amount that may be paid as a cash-denominated Performance-Based Award (whether or not cash-settled) that is intended to qualify as Performance-Based Compensation for a Performance Period of twelve (12) months or less to any Person eligible for an Award under Section 6.1 who is a Covered Employee shall be seven million five hundred thousand dollars ($7,500,000), and the maximum amount that may be paid as a cash-denominated Performance-Based Award (whether or not cash-settled) that is intended to qualify as Performance-Based Compensation for a Performance Period of greater than twelve (12) months to any Person eligible for an Award under Section 6.1 who is a Covered Employee shall be seven million five hundred thousand dollars ($7,500,000) times the number of years in the Performance Period.

4.3                               Adjustments in Authorized Shares.

In connection with mergers, reorganizations, separations, or other transactions to which Code Section 424(a) applies, the Committee shall have the right to cause the Company to assume awards previously granted under a compensatory plan of another business entity that is a party to such transaction and to grant Substitute Awards under the Plan for such awards.  The Share Limit shall neither be increased nor decreased by the number of shares of Stock subject to any such assumed awards and Substitute Awards.  Shares available for issuance under a stockholder-approved plan of a business entity that is a party to such transaction (as appropriately adjusted, if necessary, to reflect such transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Stock otherwise available for issuance under the Plan, subject to applicable rules of any Stock Exchange or Securities Market on which the Stock is listed or publicly traded.

4.4                               Share Usage.

Shares covered by an Award shall be counted as used as of the date of grant for purposes of calculating the number of shares available for issuance under Section 4.1.

Any shares of Stock that are subject to Awards, including shares of Stock acquired through dividend reinvestment pursuant to Section 10, shall be counted against the Share Limit as one (1) share of Stock for every one (1) share of Stock subject to an Award.  The number of shares of Stock subject to an Award of stock-settled SARs shall be counted against the Share Limit as one (1) share of Stock for every one (1) share of Stock subject to such Award regardless of the number of shares of Stock actually issued to settle such SARs upon the exercise of the SARs.  A number of shares of Stock at least equal to the target number of shares issuable under Performance Shares shall be counted against the Share Limit as of the Grant Date, but such number shall be adjusted to equal the actual number of shares issued upon settlement of the Performance Shares to the extent different from such number of shares.

If any shares covered by an Award are not purchased or are forfeited or expire, or if an Award otherwise terminates without delivery of any Stock subject thereto or is settled in cash in lieu of shares, then the number of shares of Stock counted against the Share Limit with respect to such Award shall, to the extent of any such forfeiture, termination, expiration or settlement, again be available for making Awards under the Plan. The number of shares of Stock available for issuance under the Plan shall not be increased by the number of shares of Stock (i) tendered, withheld, or subject to an Award surrendered in connection with the payment of the Option Price upon exercise of an Option, (ii) that were not issued upon the net settlement or net exercise of a Stock-settled SAR granted under the Plan, (iii) deducted or delivered from payment of an Award granted under the Plan in connection with the Company’s tax withholding obligations as provided in Section 15, or (iv) purchased by the Company with proceeds from Option exercises.

5.                                 EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1                               Effective Date.

The Plan was originally effective on May 27, 2010, the date the Plan was originally approved by the Board, the Plan having been originally approved by the Company’s then sole stockholder on June 4, 2010.  The amendment and restatement of the Plan, which was approved by the Board on September 19, 2017 and by the Company’s stockholders on October 2, 2017, shall be effective as of the Effective Date.

5.2                               Term.

The Plan shall terminate automatically ten (10) years after the adoption of the amendment and restatement of the Plan by the Board and may be terminated on any earlier date as provided in Sections 5.3 or 18.3.  No Awards shall be made after termination of the Plan.

5.3                               Amendment and Termination of the Plan.

The Board may, at any time and from time to time, amend, suspend, or terminate, in whole or in part, any or all of the provisions of this Plan (including any amendment deemed necessary to ensure that the Company may comply with any legal or regulatory requirement referred to herein), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that if the Board, in its sole discretion, determines that the rights of a Grantee with respect to an Award granted prior to such amendment, suspension or termination, may be materially impaired, the consent of such Grantee shall be required or the terms of such Grantee’s Award shall continue to be governed by the Plan without giving effect to any such amendment.  An amendment to the Plan shall be contingent on approval of the Company’s stockholders entitled to vote thereon only to the extent required by Applicable Law, regulations or rules, or the Company’s certificate of incorporation; provided that no amendment shall be made to the no-repricing provisions of Section 3.7, the Option Pricing provisions of Section 8.1, or the SAR Pricing provisions of Section 9.1 without the approval of the Company’s stockholders.  For the avoidance of doubt, nothing in this Section 5.3 shall be deemed to limit the discretion of the Board under Section 18.3.

5.4                               Amendments of Awards.

The Board may, at any time and from time to time, amend the terms of any Award, prospectively or retroactively; provided, however, that if the Board, in its sole discretion, determines that the rights of a Grantee with respect to an Award may be materially impaired by any such amendment, the consent of such Grantee shall be required.

6.                                 AWARD ELIGIBILITY

6.1                               Employees and Other Service Providers.

Awards may be made under the Plan to any employee, officer or director of, or other Service Provider providing services to, the Company or any Affiliate.  To the extent required by applicable state law, Awards within certain states may be limited to employees and officers or employees, officers and directors.  An eligible person may receive more than one Award, subject to such restrictions as are provided herein.

6.2                               Stand-Alone, Additional, Tandem, and Substitute Awards.

Subject to Section 3.7, Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, (a) any other Award, (b) any award granted under another plan of the Company, an Affiliate, or any business entity that has been a party to a transaction with the Company or an Affiliate, or (c) any other right of a Grantee to receive payment from the Company or an Affiliate.  Such additional, tandem, exchange, or Substitute Awards may be granted at any time.  If an Award is granted in substitution or exchange for another Award, or for an award granted under another plan of the Company, an Affiliate, or any business entity that has been a party to a transaction with the Company or an Affiliate, the Committee shall require the surrender of such other Award or award under such other plan in consideration for the grant of such exchange or Substitute Award.  In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash payments under other plans of the Company or an Affiliate.  Notwithstanding Section 8.1 and Section 9.1, but subject to Section 3.7, the Option Price of an Option or the SAR Price of a SAR that is a Substitute Award may be less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the original Grant Date; provided that such Option Price or SAR Price is determined in accordance with the principles of Code Section 424 for any Incentive Stock Option and consistent with Code Section 409A for any other Option or SAR.

7.                                 AWARD AGREEMENT

Each Award pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Committee shall from time to time determine, which specifies the number of shares subject to the Award (subject to adjustment in accordance with Section 15).  Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan.  Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Nonqualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Nonqualified Stock Options.  In the event of any inconsistency between the Plan and an Award Agreement, the provisions of the Plan shall control.

8.                                 TERMS AND CONDITIONS OF OPTIONS

8.1                               Option Price.

The Option Price of each Option shall be fixed by the Committee and stated in the Award Agreement evidencing such Option.  Except in the case of Substitute Awards, the Option Price of each Option shall not be less than the Fair Market Value on the date of grant of a share of Stock; provided, however, in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the date of grant.  In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2                               Vesting.

Subject to Sections 8.3 and 18.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Committee and stated in the Award Agreement.  For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number.  Without limiting the rights of the Board under Section 18.3, the Board may provide in the Award Agreement for (i) accelerated exercisability of the Option in the event the Grantee’s Service terminates on account of death, Disability or another event, (ii) expiration of the Option prior to its term in the event of the termination of the Grantee’s Service, or (iii) immediate forfeiture of the Option in the event the Grantee’s Service is terminated for Cause.

8.3                               Term.

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten (10) years from the date of grant, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such Option; provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option may not be exercisable after the expiration of five (5) years from its date of grant.

8.4                               Exercise of Options on Termination of Service.

Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service.  Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.  Notwithstanding the foregoing, to the extent required by Applicable Law, each Option shall provide that the Grantee shall have the right to exercise the vested portion of any Option held at termination for at least thirty (30) days following termination of Service with the Company for any reason (other than for Cause), and that the Grantee shall have the right to exercise the Option for at least six (6) months if the Grantee’s Service terminates due to death or Disability.

8.5                               Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company entitled to vote thereon, or after ten (10) years following the date of grant, or after the occurrence of an event referred to in Section 18 hereof which results in termination of the Option.

8.6                               Exercise Procedure.

An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, in the form specified by the Company.  Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised or election of such other exercise method, if any, provided for in the applicable Award Agreement.  The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) one hundred (100) shares or such lesser number set forth in the applicable Award Agreement and (ii) the maximum number of shares available for purchase under the Option at the time of exercise.  The Option Price shall be payable in a form described in Section 14.

8.7                               Right of Holders of Options.

Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder of the Company (for example, the right to cash or dividend payments or distributions attributable to the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to such individual.

8.8                               Delivery of Stock Certificates.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing such Grantee’s ownership of the shares of Stock purchased upon such exercise of the Option.  Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.

8.9                               Transferability of Options.

Except as provided in Section 8.10, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option.  Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.10                        Permitted Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option that is not an Incentive Stock Option to any Permitted Transferee.  For the purpose of this Section 8.10, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights or (iii) unless Applicable Laws do not permit such transfer, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Permitted Transferees (and/or the Grantee) in exchange for an interest in such entity.  Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and shares of Stock acquired pursuant to the Option shall be subject to the same restrictions on transfer of shares as would have applied to the Grantee.  Subsequent transfers of transferred Options are prohibited except to Permitted Transferees of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution.  The events of termination of Service under an Option shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified in the applicable Award Agreement, and the shares may be subject to repurchase by the Company or its assignee.

8.11                        Limitations on Incentive Stock Options

An Option shall constitute an Incentive Stock Option only (a) if the Grantee of such Option is an employee of the Company or any corporate Subsidiary, (b) to the extent specifically provided in the related Award Agreement, and (c) to the extent that the aggregate Fair Market Value (determined at the time such Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed one hundred thousand dollars ($100,000).  Except to the extent provided in the regulations under Code Section 422, this limitation shall be applied by taking Options into account in the order in which they were granted.

8.12                        Notice of Disqualifying Disposition.

If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within thirty (30) days thereof.

9.                                 STOCK APPRECIATION RIGHTS

9.1                               Right to Payment and SAR Price.

A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (a) the Fair Market Value of one (1) share of Stock on the date of exercise, over (b) the SAR Price as determined by the Committee.  The Award Agreement for a SAR shall specify the SAR Price, which shall be no less than the Fair Market Value of one (1) share of Stock on the Grant Date of such SAR.  SARs may be granted in tandem with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in combination with all or any part of any other Award, or without regard to any Option or other Award; provided that a SAR that is granted in tandem with all or part of an Option shall have the same term, and expire at the same time, as the related Option.

9.2                               Other Terms.

Subject to Sections 9.3 and 18.3, the Committee shall determine, on the Grant Date or thereafter, the time or times at which, and the circumstances under which, a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future Service requirements); the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions; the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which shares of Stock shall be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be granted in tandem or in combination with any other Award; and any and all other terms and conditions of any SAR; provided that no SARs shall be granted to Grantees who are entitled to overtime under Applicable Laws that will vest or be exercisable within a six (6)-month period starting on the Grant Date.

9.3                               Term.

Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, upon the expiration of ten (10) years from the date of grant, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such SAR.

9.4                               Rights of Holders of SARs.

Unless otherwise stated in the applicable Award Agreement, a Grantee or other Person holding or exercising a SAR shall have none of the rights of a stockholder of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Stock underlying such SAR, to direct the voting of the shares of Stock underlying such SAR, or to receive notice of any meeting of the Company’s stockholders) until the shares of Stock underlying such SAR, if any, are issued to such Grantee or other Person.  Except as provided in Section 18, no adjustment shall be made for dividends, distributions, or other rights with respect to any shares of Stock underlying a SAR for which the record date is prior to the date of issuance of such shares of Stock, if any.

9.5                               Transferability of SARs.

Except as provided in Section 9.6, during the lifetime of a Grantee of a SAR, only the Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, such Grantee’s guardian or legal representative) may exercise such SAR.  Except as provided in Section 9.6, no SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

9.6                               Permitted Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of SAR to any Permitted Transferee.  For the purpose of this Section 9.6, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights or (iii) unless Applicable Laws do not permit such transfer, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Permitted Transferees (and/or the Grantee) in exchange for an interest in such entity.  Following a transfer under this Section 9.6, any such SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and shares of Stock acquired pursuant to the SAR shall be subject to the same restrictions on transfer of shares as would have applied to the Grantee.  Subsequent transfers of transferred SARs are prohibited except to Permitted Transferees of the original Grantee in accordance with this Section 9.6 or by will or the laws of descent and distribution.  The events of termination of Service under a SAR shall continue to be applied with respect to the original Grantee, following which the SAR shall be exercisable by the transferee only to the extent, and for the periods specified in the applicable Award Agreement, and the shares may be subject to repurchase by the Company or its assignee.

10.                          RESTRICTED STOCK, RESTRICTED STOCK UNITS AND DEFERRED STOCK UNITS

10.1                        Award of Restricted Stock, Restricted Stock Units and Deferred Stock Units.

The Committee may from time to time grant Restricted Stock, Restricted Stock Units or Deferred Stock Units to persons eligible to receive Awards under Section 6 hereof, subject to such restrictions, conditions and other terms as the Board may determine.  Awards of Restricted Stock, Restricted Stock Units, and Deferred Stock Units may be made for consideration or for no consideration, other than the par value of the shares of Stock, which shall be deemed paid by past Service or, if so provided in the related Award Agreement or a separate agreement, the promise by the Grantee to perform future Service to the Company or an Affiliate.

10.2                        Restrictions.

Subject to Sections 18.3 and 19.8, at the time a grant of Restricted Stock, Restricted Stock Units, or Deferred Stock Units is made, the Committee may, in its sole discretion, (a) establish a Restricted Period applicable to such Restricted Stock, Restricted Stock Units, or Deferred Stock Units and (b) prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the achievement of corporate or individual performance goals, which may be applicable to all or any portion of such Restricted Stock, Restricted Stock Units, or Deferred Stock Units as provided in Section 13.  Awards of Restricted Stock, Restricted Stock Units, and Deferred Stock Units may not be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Awards.

10.3                        Restricted Stock Certificates.

The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, a stock certificate or stock certificates representing the total number of shares of Restricted Stock granted to such Grantee, as soon as reasonably practicable after the applicable date of grant.  The Committee may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company, or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee; provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

10.4                        Rights of Holders of Restricted Stock.

Unless the Committee provides otherwise in an Award Agreement and subject to the restrictions set forth in the Plan, any applicable Company program, and the applicable Award Agreement, holders of Restricted Stock shall have the right to vote such shares of Restricted Stock and the right to receive any dividend payments or distributions declared or paid with respect to such shares of Restricted Stock.  The Committee may provide in an Award Agreement evidencing a grant of Restricted Stock that (a) any cash dividend payments or distributions paid on Restricted Stock shall be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions as applicable to such underlying shares of Restricted Stock or (b) any dividend payments or distributions declared or paid on shares of Restricted Stock shall only be made or paid upon satisfaction of the vesting conditions and restrictions applicable to such shares of Restricted Stock.  Notwithstanding the foregoing, cash dividends declared or paid on shares of Restricted Stock shall not vest or become payable unless and until the shares of Restricted stock to which the dividends apply become vested and nonforfeitable.  All stock dividend payments or distributions, if any, received by a Grantee with respect to shares of Restricted Stock as a result of any stock split, stock dividend, combination of stock, or other similar transaction shall be subject to the same vesting conditions and restrictions as applicable to such underlying shares of Restricted Stock.

10.5                        Rights of Holders of Restricted Stock Units and Deferred Stock Units.

Holders of Restricted Stock Units and Deferred Stock Units shall have no rights as stockholders of the Company (for example, the right to receive dividend payments or distributions attributable to the shares of Stock underlying such Restricted Stock Units and Deferred Stock Units, to direct the voting of the shares of Stock underlying such Restricted Stock Units and Deferred Stock Units, or to receive notice of any meeting of the Company’s stockholders).  The Committee may provide in an Award Agreement evidencing an Award of Restricted Stock Units or Deferred Stock Units that the holder thereof shall be entitled to receive Dividend Equivalent Rights with respect to each Restricted Stock Unit or Deferred Stock Unit in accordance with Section 12.1.  A holder of Restricted Stock Units or Deferred Stock Units shall have no rights other than those of a general unsecured creditor of the Company.  Restricted Stock Units and Deferred Stock Units represent unfunded and unsecured obligations of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.6                        Termination of Service.

Unless otherwise provided by the Committee in the applicable Award Agreement, in another agreement with the Grantee or otherwise in writing after such Award Agreement is issued, but prior to termination of Grantee’s service, upon the termination of a Grantee’s Service with the Company or an Affiliate, any shares of Restricted Stock, Restricted Stock Units or Deferred Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be forfeited.  Upon forfeiture of Restricted Stock, Restricted Stock Units or Deferred Stock Units the Grantee shall have no further rights with respect to such Award, including, but not limited to, any right to vote such Restricted Stock or any right to receive dividends or Dividend Equivalent Rights, as applicable, with respect to shares of Restricted Stock, Restricted Stock Units or Deferred Stock Units.

10.7                        Purchase of Restricted Stock and Shares of Stock Subject to Restricted Stock Units and Deferred Stock Units.

The Grantee of an Award of Restricted Stock, vested Restricted Stock Units or vested Deferred Stock Units shall be required, to the extent required by Applicable Law, to purchase the Restricted Stock or the shares of Stock subject to such vested Restricted Stock Units or Deferred Stock Units from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or such vested Restricted Stock

Units or Deferred Stock Units or (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock or such vested Restricted Stock Units or Deferred Stock Units.  The Purchase Price shall be payable in a form described in Section 14 or, in the discretion of the Committee, in consideration for Services rendered or to be rendered by the Grantee to the Company or an Affiliate.

10.8                        Delivery of Shares of Stock.

Upon the expiration or termination of any Restricted Period and the satisfaction of any other conditions prescribed by the Committee (including, without limitation, any performance goals or delayed delivery period, or the payment of the Purchase Price, if any), the restrictions applicable to shares of Restricted Stock, Restricted Stock Units or Deferred Stock Units settled in shares of Stock shall lapse, and, unless otherwise provided in the Award Agreement, a book entry or direct registration (including transaction advices) or a stock certificate for such shares of Stock shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be, upon the surrender of any stock certificate(s) previously issued to such Grantee in respect of such shares, if applicable.  Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Restricted Stock Unit or Deferred Stock Unit once the shares of Stock represented by such Restricted Stock Unit or Deferred Stock Unit have been delivered in accordance with this Section 10.8.

10.9                        Section 83(b) Election.

If a Grantee makes an election pursuant to Section 83(b) of the Code concerning Restricted Stock, the Grantee shall be required to file promptly a copy of such election with the Company.

11.                          TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS AND OTHER EQUITY-BASED AWARDS

11.1                        Unrestricted Stock Awards.

The Committee may, in its sole discretion, grant (or sell at the par value of a share of Stock or at such other higher purchase price as shall be determined by the Committee) an Award to any Grantee pursuant to which such Grantee may receive shares of Unrestricted Stock under the Plan.  Awards of Unrestricted Stock may be granted or sold to any Grantee as provided in the immediately preceding sentence in respect of Service rendered or, if so provided in the related Award Agreement or a separate agreement, to be rendered by the Grantee to the Company or an Affiliate or other valid consideration, in lieu of or in addition to any cash compensation due to such Grantee.

11.2                        Other Equity-Based Awards.

The Committee may, in its sole discretion, grant Awards in the form of Other Equity-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan.  Awards granted pursuant to this Section 11.2 may be granted with vesting, value, and/or payment contingent upon the achievement of one or more performance goals.  The Committee shall determine the terms and conditions of Other Equity-Based Awards on the Grant Date or thereafter.  Unless the Committee provides otherwise in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is issued, but prior to termination of Grantee’s Service, upon the termination of a Grantee’s Service, any Other Equity-Based Awards held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited.  Upon forfeiture of any Other Equity-Based Award, the Grantee thereof shall have no further rights with respect to such Other Equity-Based Award.

12.                          TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

12.1                        Dividend Equivalent Rights.

A Dividend Equivalent Right may be granted hereunder, provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs.  The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement therefor.  Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently (with or without being subject to forfeiture or a repayment obligation) or may be deemed to be reinvested in additional shares of Stock or Awards, which may thereafter accrue additional Dividend Equivalent Rights (with or without being subject to forfeiture or a repayment obligation).  Any such reinvestment shall be at the Fair Market Value thereof on the date of such reinvestment. Dividend Equivalent Rights may be settled in cash, shares of Stock, or a combination thereof, in a single installment or in multiple installments, all as determined in the sole discretion of the Committee.  A Dividend Equivalent Right granted as a component of another Award may (a) provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award or (b) contain terms and conditions which are different from the terms and conditions of such other Award, provided that, notwithstanding the foregoing, Dividend Equivalent Rights granted as a component of another Award shall not vest or become payable unless and until the Award to which the Dividend Equivalent Rights correspond becomes vested and settled.

12.2                        Termination of Service.

Unless the Committee provides otherwise in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon such Grantee’s termination of Service for any reason.

13.                          TERMS AND CONDITIONS PERFORMANCE-BASED AWARD

13.1                        Grant of Performance-Based Awards.

Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance-Based Awards in such amounts and upon such terms as the Committee shall determine.

13.2                        Value of Performance-Based Awards.

Each grant of a Performance-Based Award shall have an initial cash value or an actual or target number of shares of Stock that is established by the Committee as of the Grant Date.  The Committee shall set performance goals in its discretion which, depending on the extent to which they are achieved, shall determine the value and/or number of shares of Stock subject to a Performance-Based Award that shall be paid out to the Grantee thereof.

13.3                        Earnings of Performance-Based Awards.

Subject to the terms of the Plan, in particular Section 13.6.3, after the applicable Performance Period has ended, the Grantee of a Performance-Based Award shall be entitled to receive a payout of the value earned under such Performance-Based Award by such Grantee over such Performance Period.

13.4                        Form and Timing of Payment of Performance-Based Awards.

Payment of the value earned under Performance-Based Awards shall be made, as determined by the Committee, in the form, at the time, and in the manner described in the applicable Award Agreement.  Subject to the terms of the Plan, the Committee, in its sole discretion, (i) may pay the value earned under Performance-Based Awards in the form of cash, shares of Stock, other Awards, or a combination thereof, including shares of Stock and/or Awards that are subject to any restrictions deemed appropriate by the Committee, and (ii) shall pay the value earned under Performance-Based Awards at the close of the applicable Performance Period, or as soon as reasonably practicable after the Committee has determined that the performance goal or goals relating thereto have been achieved; provided that, unless specifically provided in the Award Agreement for such Performance-Based Awards, such payment shall occur no later than the fifteenth (15th) day of the third (3rd) month following the end of the calendar year in which such Performance Period ends.  The determination of the Committee with respect to the form of payout of such Performance-Based Awards shall be set forth in the Award Agreement therefor.

13.5                        Performance Conditions.

The right of a Grantee to exercise or to receive a grant or settlement of any Performance-Based Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee.  The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions.  If and to the extent required under Code Section 162(m), any power or authority relating to an Award intended to qualify under Code Section 162(m) shall be exercised by the Committee and not by the Board.

13.6                        Performance-Based Awards Granted to Designated Covered Employees.

If and to the extent that the Committee determines that a Performance-Based Award to be granted to a Grantee should constitute Qualified Performance-Based Compensation for purposes of Code Section 162(m), the grant, exercise, and/or settlement of such Performance-Based

Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 13.6

13.6.1              Performance Goals Generally.

The performance goals for Performance-Based Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 13.6.1.  Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.”  The Committee may determine that such Awards shall be granted, exercised, and/or settled upon achievement of any single performance goal or of two (2) or more performance goals.  Performance goals may differ for Performance-Based Awards granted to any one Grantee or to different Grantees.

13.6.2              Timing For Establishing Performance Goals.

Performance goals for any Performance-Based Award shall be established not later than the earlier of (a) ninety (90) days after the beginning of any Performance Period applicable to such Performance-Based Award, and (b) the date on which twenty-five percent (25%) of any Performance Period applicable to such Performance-Based Award has expired, or at such other date as may be required or permitted for compensation payable to a Covered Employee to constitute Performance-Based Compensation.

13.6.3              Payment of Awards; Other Terms.

Payment of Performance-Based Awards shall be in cash, shares of Stock, other Awards, or a combination thereof, including shares of Stock and/or Awards that are subject to any restrictions deemed appropriate by the Committee, in each case as determined in the sole discretion of the Committee.  The Committee may, in its sole discretion, reduce the amount of a payment otherwise to be made in connection with such Performance-Based Awards.  The Committee shall specify the circumstances in which such Performance-Based Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a Performance Period or settlement of such Performance-Based Awards.  In the event payment of the Performance-Based Award is made in the form of another Award subject to Service-based vesting, the Committee shall specify the circumstances in which the payment Award shall be paid or forfeited in the event of a termination of Service.

13.6.4              Performance Measures.

The performance goals upon which the vesting or payment of a Performance-Based Award to a Covered Employee that is intended to qualify as Performance-Based Compensation may be conditioned shall be limited to the following Performance Measures, with or without adjustment (including pro forma adjustments):

(a)                                 earnings before interest, taxes, depreciation, and/or amortization;

(b)                                 earnings before interest, taxes, depreciation, and/or amortization as adjusted to exclude any one or more of the following: (i) stock-based compensation expense, (ii) income from discontinued operations, (iii) gain on cancellation of debt, (iv) debt extinguishment and related costs, (v) restructuring, separation, and/or integration charges and costs, (vi) reorganization and/or recapitalization charges and costs, (vii) impairment charges, (viii) merger-related events, (ix) gain or loss related to investments, (x) sales and use tax settlements, and (xi) gain on non-monetary transactions;

(c)                                  price-earnings multiples;

(d)                                 revenue;

(e)                                  operating income, earnings, or profits;

(f)                                   return measures, including return on equity, assets, revenue, capital, capital employed, or investment;

(g)                                  pre-tax or after-tax operating income, earnings, or profits;

(h)                                 net income;

(i)                                     net capital employed;

(j)                                    growth in assets;

(k)                                 earnings or book value per share;

(l)                                     cash flow(s), including (i) operating cash flow, (ii) free cash flow, (iii) levered cash flow, (iv) cash flow return on equity, and (v) cash flow return on investment;

(m)                             unit volume;

(n)                                 total sales or revenues growth or targets or sales or revenues per employee, product, service, or customer;

(o)                                 Stock price, including growth measures and total stockholder return;

(p)                                 dividends;

(q)                                 strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, specified research and development program goals, and goals relating to acquisitions or divestitures or any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, stockholders’ equity and/or shares outstanding, or to assets or net assets;

(r)                                    gross or operating margins;

(s)                                   number of days sales outstanding in accounts receivable, and number of days of cost of sales in inventory;

(t)                                    productivity ratios;

(u)                                 costs, reductions in cost, and cost control measures;

(v)                                 debt reduction;

(w)                               relative performance to a comparison group designated by the Committee;

(x)                                 expense targets;

(y)                                 market or market segment share, penetration or capitalization;

(z)                                  financial ratios as provided in credit agreements of the Company and its subsidiaries;

(aa)                          working capital targets;

(bb)                          regulatory achievements or compliance;

(cc)                            human resource programs, customer programs, and customer satisfaction measurements;

(dd)                          customer growth and geographic business expansion goals;

(ee)                            quality improvements, cycle time reductions, and manufacturing improvements and/or efficiencies;

(ff)                              execution of contractual arrangements or satisfaction of contractual requirements or milestones;

(gg)                            product development achievements, including new product releases;

(hh)                          the achievement of research and development, or other strategic, milestones;

(ii)                                  litigation resolution;

(jj)                                licensing and partnership arrangements;

(kk)                          submission to, or approval by, a regulatory body (including, but not limited to the U.S. Food and Drug Administration) of an applicable filing or a product;

(ll)                                  the achievement of, or progress toward, a launch of one or more new drug(s);

(mm)                  payor coverage;

(nn)                          clinical achievements (including initiating clinical studies; initiating enrollment, completing enrollment or enrolling particular numbers of subjects in clinical studies; completing phases of a clinical study (including the treatment phase); or announcing or presenting preliminary or final data from clinical studies; in each case, whether on particular timelines or generally); and

(oo)                          any combination of the foregoing business criteria.

The foregoing Performance Measures are not required to be applied uniformly to Participants. Performance under any of the foregoing Performance Measures may be set on a pre-tax or after-tax basis, may be defined by absolute or relative measures, and may be valued on a growth or fixed basis, as applicable.  Performance under any of the foregoing Performance Measures (a) may be used to measure the performance of (i) the Company, its Subsidiaries, and other Affiliates as a whole, (ii) the Company, any Subsidiary, any other Affiliate, or any combination thereof, or (iii) any one or more business units or operating segments of the Company, any Subsidiary, and/or any other Affiliate, in each case as the Committee, in its sole discretion, deems appropriate and (b) may be compared to the performance of one or more other companies or one or more published or special indices designated or approved by the Committee for such comparison, as the Committee, in its sole discretion, deems appropriate.  In addition, the Committee, in its sole discretion, may select performance under the Performance Measure specified in clause (o) above for comparison to performance under one or more stock market indices designated or approved by the Committee. The Committee shall also have the authority to provide for accelerated vesting of any Performance-Based Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Section 13.

13.6.5              Evaluation of Performance.

The Committee may provide in any Performance-Based Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs; (b) litigation or claims, judgments, or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization or restructuring events or programs; (e) extraordinary, non-core, non-operating, or non-recurring items and items that are either of an unusual nature or of a type that indicates infrequency of occurrence as a separate component of income from continuing operations; (f) acquisitions or divestitures; (g) foreign exchange gains and losses; (h) impact of shares of Stock purchased through share repurchase programs; (i) tax valuation allowance reversals; (j) impairment expense; and (k) environmental expense.  To the extent such inclusions or exclusions affect Awards to Covered Employees that are intended to qualify as Performance-Based Compensation, such inclusions or exclusions shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

13.6.6              Adjustment of Performance-Based Compensation.

The Committee shall have the sole discretion to adjust Awards that are intended to qualify as Performance-Based Compensation, either on a formula or discretionary basis, or on any combination thereof, as the Committee determines consistent with the requirements of Code Section 162(m) for deductibility.

13.6.7              Committee Discretion.

In the event that Applicable Laws change to permit Committee discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval, provided that the exercise of such discretion shall not be inconsistent with the requirements of Code Section 162(m).  In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 13.6.4.

13.6.8              Status of Awards Under Code Section 162(m).

It is the intent of the Company that Performance-Based Awards under Section 13.6 granted to Grantees who are designated by the Committee as likely to be Covered Employees shall, if so designated by the Committee, constitute Qualified Performance-Based Compensation.  Accordingly, the terms of Section 13.6, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m).  If any provision of the Plan, the applicable Award Agreement, or any other agreement relating to any such Performance-Based Award does not comply or is inconsistent with the requirements of Code Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.  Notwithstanding the foregoing, any Performance-Based Award that is an Award of Options, SARs, or Restricted Stock granted under the Plan and before the end of the reliance period set forth in Treasury Regulation Section 1.162-27(f)(2), as determined by the Committee, need not be designated by the Committee as constituting Qualified Performance-Based Compensation.

14.                          FORMS OF PAYMENT

14.1                        General Rule

Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price, if any, for Restricted Stock, vested Restricted Stock Units, and/or vested Deferred Stock Units shall be made in cash or in cash equivalents acceptable to the Company.

14.2                        Surrender of Shares of Stock

To the extent that the applicable Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option or the purchase price, if any, for Restricted Stock, vested Restricted Stock Units, and/or vested Deferred Stock Units may be made all or in part through the tender or attestation to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which such Option Price or purchase price has been paid thereby, at their Fair Market Value on the date of such tender or attestation.

14.3                        Cashless Exercise

To the extent permitted by Applicable Laws and to the extent the Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the proceeds of such sale to the Company in payment of such Option Price and/or any withholding taxes described in Section 15.

14.4                        Other Forms of Payment

To the extent that the applicable Award Agreement so provides and/or unless otherwise specified in an Award Agreement, payment of the Option Price for shares of Stock purchased pursuant to exercise of an Option or the purchase price, if any, for Restricted Stock, vested Restricted Stock Units, and/or vested Deferred Stock Units may be made in any other form that is consistent with Applicable Laws, including (a) with respect to Restricted Stock, vested Restricted Stock Units, and/or vested Deferred Stock Units only, Service rendered or to be rendered by the Grantee thereof to the Company or an Affiliate and (b) with the consent of the Company, by withholding the number of shares of Stock that would otherwise vest or be issuable in an amount equal in value to the Option Price or purchase price and/or the required tax withholding amount.

15.                          WITHHOLDING TAXES

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any foreign, federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock or payment of any kind upon the exercise of an Option.  At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation.  Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee.  The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations.  The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Board as of the date that the amount of tax to be withheld is to be determined.  A Grantee who has made an election pursuant to this Section 15 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.  The maximum number of shares of Stock that may be withheld from any Award to satisfy any foreign, federal, state, or local tax withholding requirements upon the exercise, vesting, or lapse of restrictions applicable to any Award or payment of shares of Stock pursuant to such Award, as applicable, may not exceed such number of shares of Stock having a Fair Market Value equal to the minimum statutory amount (or, if permitted by the Company, such other rate as will not cause adverse accounting consequences and is permitted under applicable IRS withholding rules) required by the Company or the applicable Affiliate to be withheld and paid to any such foreign, federal, state, or local taxing authority with respect to such exercise, vesting, lapse of restrictions, or payment of shares of Stock.

16.                          PARACHUTE LIMITATIONS

Notwithstanding any other provision of this Plan or of any other agreement, contract or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate, except an agreement, contract or understanding that expressly addresses Section 280G or Section 4999 of the Code (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of participants or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Awards held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment.  In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements shall be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.  The Company shall reduce or eliminate the Parachute Payments by first reducing or eliminating any cash payments benefits (with the payments to be made furthest in the future being reduced first), then by reducing or eliminating any accelerated vesting of stock options, then by reducing or eliminating any accelerated vesting of restricted stock, then by reducing or eliminating any other remaining Parachute Payments.

17.                          REQUIREMENTS OF LAW

17.1                        General.

The Company shall not be required to offer, sell, or issue any shares of Stock under any Award, whether pursuant to the exercise of an Option, a SAR, or otherwise, if the offer, sale, or issuance of such shares of Stock would constitute a violation by the Grantee, the Company, an Affiliate, or any other Person of any provision of the Company’s certificate of incorporation or bylaws or of Applicable Laws, including without limitation any federal or state securities laws or regulations.  If at any time the Company shall determine, in its discretion, that the listing, registration, or qualification of any shares of Stock subject to an Award upon any Stock Exchange or Securities Market or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the offering, sale, issuance, or purchase of shares of Stock in connection with any Award, no shares of Stock may be offered, sold, or issued to the Grantee or any other Person under such Award, whether pursuant to the exercise of an Option, a SAR, or otherwise, unless such listing, registration, or qualification shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of such Award.  Without limiting the generality of the foregoing, upon the exercise of any Option or any SAR that may be settled in shares of Stock or the delivery of any shares of Stock underlying an Award, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock subject to such Award, the Company shall not be required to offer, sell, or issue such shares of Stock unless the Committee shall have received evidence satisfactory to it that the Grantee or any other Person exercising such Option or SAR or accepting delivery of such shares may acquire such shares of Stock pursuant to an exemption from registration under the Securities Act.  Any determination by the Committee in connection with the foregoing shall be final, binding, and conclusive.  The Company may register, but shall in no event be obligated to register, any shares of Stock or other securities issuable pursuant to the Plan pursuant to the Securities Act.  The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or a SAR or the issuance of shares of Stock or other securities issuable pursuant to the Plan or any Award to comply with any Applicable Laws.  As to any jurisdiction that expressly imposes the requirement that an Option or SAR that may be settled in shares of Stock shall not be exercisable until the shares of Stock subject to such Option or SAR are registered under the securities laws thereof or are exempt from such registration, the exercise of such Option or SAR under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

17.2                        Rule 16b-3.

During any time when the Company has any class of common equity securities registered under Section 12 of the Exchange Act, it is the intention of the Company that Awards pursuant to the Plan and the exercise of Options and SARs granted hereunder that would otherwise be subject to Section 16(b) of the Exchange Act shall qualify for the exemption provided by Rule 16b-3 under the Exchange Act.  To the extent that any provision of the Plan or action by the Committee does not comply with the requirements of such Rule 16b-3, such provision or action shall be deemed inoperative with respect to such Awards to the extent permitted by Applicable Laws and deemed advisable by the Committee and shall not affect the validity of the Plan.  In the event that such Rule 16b-3 is revised or replaced, the Committee may exercise its discretion to modify the Plan in any respect necessary or advisable in its judgment to satisfy the requirements of, or to permit the Company to avail itself of the benefits of, the revised exemption or its replacement.

18.                          EFFECT OF CHANGES IN CAPITALIZATION

18.1                        Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number of shares or kind of Capital Stock or other securities of the Company on account of any merger, reorganization, recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of stock, exchange of stock, stock dividend or other distribution payable in capital stock, or other increase or decrease in shares of Stock effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares of Capital Stock for which grants of Options and other Awards may be made under the Plan, including the Share Limit set forth in Section 4.1 and the individual share limitations set forth in Section 4.2, shall be adjusted proportionately and accordingly by the Committee. In addition, the number and kind of shares of Capital Stock for which Awards are outstanding shall be adjusted proportionately and accordingly by the Committee so that the proportionate interest of the Grantee therein immediately following such event shall, to the extent practicable, be the same as immediately before such event.  Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Price payable with respect to shares that are subject to the unexercised portion of such outstanding Options or SARs, as applicable, but shall include a corresponding proportionate adjustment in the per share Option Price or SAR Price, as the case may be.  The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration.  Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary dividend, but excluding a non-extraordinary dividend, declared and paid by the Company) without receipt of consideration by the Company, the Board or the Committee constituted pursuant to Section 3.2 shall, in such manner as the Board or the Committee deems appropriate, adjust (a) the Share limit set forth in Section 4.1 and the individual share limitations set forth in Section 4.2, (b) the number and kind of shares of Capital Stock subject to outstanding Awards and/or (c) the aggregate and per share Option Price of outstanding Options and the aggregate and per share SAR Price of outstanding SARs as required to reflect such distribution.

18.2                        Reorganization in Which the Company Is the Surviving Entity and in Which No Change of Control Occurs.

Subject to Section 18.3, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Change of Control, any Award theretofore granted pursuant to the Plan shall pertain to and apply to the Capital Stock to which a holder of the number of shares of Stock subject to such Award would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the per share Option

Price or SAR Price of any outstanding Option or SAR so that the aggregate Option Price or SAR Price thereafter shall be the same as the aggregate Option Price or SAR Price of the shares of Stock remaining subject to the Option or SAR as in effect immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement, in another agreement with the Grantee, or as otherwise set forth in writing, any restrictions applicable to such Award shall apply as well to any replacement shares of Capital Stock subject to such Award, or received by the Grantee, as a result of such reorganization, merger, or consolidation.  In the event of any reorganization, merger, or consolidation of the Company referred to in this Section 18.2, Performance-Based Awards shall be adjusted (including any adjustment to the Performance Measures applicable to such Awards deemed appropriate by the Committee) so as to apply to the Capital Stock that a holder of the number of shares of Stock subject to the Performance-Based Awards would have been entitled to receive immediately following such reorganization, merger, or consolidation.

18.3                        Change of Control in which Awards are not Assumed.

Except as otherwise provided in the applicable Award Agreement, in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Change of Control in which outstanding Awards are not being assumed, continued, or substituted for, the following provisions shall apply to such Award, to the extent not assumed, continued, or substituted for:

(a)                                 Immediately prior to the occurrence of such Change of Control, in each case, all outstanding shares of Restricted Stock, and all Restricted Stock Units, Deferred Stock Units, Dividend Equivalent Rights and Performance-Based Awards shall be deemed to have vested, and all shares of Stock and/or cash subject to such Awards shall be delivered; and either or both of the following two (2) actions shall be taken:

(i)                                     At least fifteen (15) days prior to the scheduled consummation of such Change of Control, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen (15) days.  Any exercise of an Option or SAR during this fifteen (15)-day period shall be conditioned upon the consummation of the applicable Change of Control and shall be effective only immediately before the consummation thereof, and upon consummation of such Change of Control, the Plan and all outstanding but unexercised Options and SARs shall terminate, with or without consideration (including, without limitation, consideration in accordance with clause (ii) below) as determined by the Committee in its sole discretion.  The Committee shall send notice of an event that shall result in such a termination to all Persons who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders.

and/or

(ii)                                  The Committee may elect, in its sole discretion, to cancel any outstanding Awards of Options, SARs, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Dividend Equivalent Rights and/or Performance-Based Awards and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or Capital Stock having a value (as determined by the Committee acting in good faith), in the case of Restricted Stock, Restricted Stock Units, Deferred Stock Units, and Dividend Equivalent Rights (for shares of Stock subject thereto), equal to the formula or fixed price per share paid to holders of shares of Stock pursuant to such Change of Control and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to such Options or SARs multiplied by the amount, if any, by which (x) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (y) the Option Price or SAR Price applicable to such Options or SARs.  For the avoidance of doubt, if the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction is equal to or less than the Option Price or SAR Price applicable to a given Option or SAR, then such Option or SAR may be cancelled without payment therefore.

(b)                                 Other Equity-Based Awards shall be governed by the terms of the applicable Award Agreement.

18.4                        Change of Control in Which Awards are Assumed.

Except as otherwise provided in the applicable Award Agreement, in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Change of Control in which outstanding Awards are being assumed, continued, or substituted for, the following provisions shall apply to such Award, to the extent assumed, continued, or substituted for:

(a)                                 The Plan and the Options, SARs, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Dividend Equivalent Rights, and Other Equity-Based Awards granted under the Plan shall continue in the manner and under the terms so provided in the event of any Change of Control to the extent that provision is made in writing in connection with such Change of Control for the assumption or continuation of such Options, SARs, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Dividend Equivalent Rights, and Other Equity-Based Awards, or for the substitution for such Options, SARs, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Dividend Equivalent Rights, and Other Equity-Based Awards of new stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units, dividend equivalent rights, and other equity-based awards relating to the Capital Stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and exercise prices of options and stock appreciation rights.

(b)                                 In the event a Grantee’s Award is assumed, continued, or substituted upon the consummation of any Change of Control and the Service of such Grantee with the Company or an Affiliate is terminated without Cause within one (1) year (or such longer or shorter period as may be determined by the Committee) following the consummation of such Change of Control, such Award shall be fully vested and may be exercised in full, to the extent applicable, beginning on the date of such termination and for the one (1)-year period (or such longer or shorter period as may be determined by the Committee) immediately following such termination.

18.5                        Adjustments.

Adjustments under Section 18 related to shares of Stock or Capital Stock of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.  No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.  The Committee may provide in Award Agreements at the time of grant, in another agreement with the Grantee, or otherwise in writing at any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Sections 18.1-18.4.

18.6                        No Limitations on Company.

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

19.                          GENERAL PROVISIONS

19.1                        Disclaimer of Rights.

No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company or any Affiliate.  The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein.  The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan.

19.2                        Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company entitled to vote thereon for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

19.3                        Captions and Headings.

The use of captions and headings in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision hereof or thereof.

19.4                        Other Award Agreement Provisions.

Each Award under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

19.5                        Number and Gender.

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

19.6                        Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

19.7                        Governing Law.

The validity and construction of this Plan and the instruments evidencing the Awards awarded hereunder shall be governed by the laws of the State of Delaware other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards awarded hereunder to the substantive laws of any other jurisdiction.

19.8                        Code Section 409A.

The Board intends to comply with Section 409A of the Code, or an exemption to Section 409A of the Code, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Section 409A of the Code.  To the extent that the Board determines that a Grantee would be subject to the additional twenty percent (20%) tax imposed on certain nonqualified deferred compensation plans pursuant to Section 409A of the Code as a result of any provision of any Award granted under this Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax.  The nature of any such amendment shall be determined by the Board.  Notwithstanding the foregoing, neither the Board nor the Company has any obligation to take any action to prevent the assessment of any tax on any Person with respect to any Award under Section 409A of the

Code or Section 457A of the Code or otherwise and none of the Company, any of its Affiliates, or any of their employees or representatives shall have any liability to any Person with respect thereto.

A termination of service shall not be deemed to have occurred for purposes of any provision of this Plan or any Award Agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation under Section 409A upon or following a termination of service, unless such termination is also a “separation from service” within the meaning of Section 409A of the Code and the payment thereof prior to a “separation from service” would violate Section 409A of the Code.  For purposes of any such provision of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment,” “termination of service,” or like terms shall mean “separation from service.”

Notwithstanding any contrary provision in this Plan or any Award Agreement, any payment(s) of nonqualified deferred compensation (within the meaning of Section 409A of the Code) that are required to be made under this Plan to a “specified employee” (as defined under Section 409A of the Code) as a result of his or her separation from service (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six months following such separation from service (or, if earlier, until the date of death of the specified employee) and shall instead be paid on the day that immediately follows the end of such six-month period or as soon as administratively practicable thereafter.  Any remaining payments of nonqualified deferred compensation shall be paid without delay and at the time or times such payments are scheduled to be made.

Furthermore, notwithstanding anything in the Plan to the contrary, in the case of an Award that is characterized as deferred compensation under Code Section 409A, and pursuant to which settlement and delivery of the cash or shares of Stock subject to the Award is triggered based on a Change of Control, in no event shall a Change of Control be deemed to have occurred for purposes of such settlement and delivery of cash or shares of Stock if the transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).  If an Award characterized as deferred compensation under Code Section 409A is not settled and delivered on account of the provision of the preceding sentence, the settlement and delivery shall occur on the next succeeding settlement and delivery triggering event that is a permissible triggering event under Code Section 409A.  No provision of this paragraph shall in any way affect the determination of a Change of Control for purposes of vesting in an Award that is characterized as deferred compensation under Code Section 409A.

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